Exhibit 10.4

THIRD AMENDMENT TO LICENSE AGREEMENT

THIS THIRD AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is entered into effective as of August 5, 2025 (the “Amendment Date”) by and among MARRIOTT INTERNATIONAL, INC. (“MI”), GLOBAL HOSPITALITY LICENSING S.À R.L. (“GHL,” and together with MI, “Marriott”) and SONDER HOLDINGS INC. (“Sonder”).

RECITALS

WHEREAS, Marriott and Sonder are the current parties to that certain License Agreement dated as of August 13, 2024 (as amended, the “License Agreement”).

WHEREAS, Marriott and Sonder desire to amend the License Agreement pursuant to the terms herein.

WHEREAS, contemporaneously with this Amendment, Sonder is issuing that certain promissory note in favor of MI and entering into certain ancillary agreements relating thereto (collectively, the “Marriott Note”) pursuant to which Sonder will promise to pay the Roll-Up Payments (as defined below) to MI.

NOW, THEREFORE, for the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment which are not defined herein shall have the respective meanings set forth in the License Agreement. For purposes of this Amendment:

“Polar Notes” means the notes issued by Sonder in favor of the investors under the Polar Note Purchase Agreement.

“Polar Note Purchase Agreement” means that certain Note and Warrant Purchase Agreement dated as of the date hereof between Sonder, as issuer, and persons listed on Schedule I thereto, as investors.

“Roll-Up Period” means the period beginning on July 1, 2025 and ending on June 30, 2026.

“Roll-Up Payments” means, collectively, the types of payments owed to Marriott under the License Agreement listed as “Roll-Up Payments” in Exhibit A, in each case to the extent that such payments accrue from time to time during the Roll-Up Period.

2.            Amendment to License Agreement.

A.         Roll Up Payments. The Roll-Up Payments will be automatically “rolled-up” and substituted and exchanged for (and repaid on a cashless basis by) amounts evidenced under the Marriott Note immediately and automatically as each Roll-Up Payment accrues and becomes due to Marriott until the expiration of the Roll-Up Period. For the avoidance of doubt, (i) to the extent not “rolled-up” pursuant to this Section 2.A, the Roll-Up Payments will accrue and be due to Marriott in accordance with Section 2.C below, and (ii) nothing in this Amendment will impact (x) Sonder’s obligation to pay all payments owed to Marriott by the Sonder Parties under the License Agreement that become due before or after the Roll-Up Period, or (y) Sonder’s obligation to pay the Repayment Amount described in Section 2.C below.

B.         Interest. To the extent not “rolled-up” pursuant to Section 2.A above, Sonder will pay interest on the Roll-Up Payments in the amount contemplated under Section 4.7 of the License Agreement, and such interest will begin accruing on the original due date of each payment and will continue accruing until the applicable payment is paid to MI in accordance with the Marriott Note.

C.         Repayment. To the extent not “rolled-up” pursuant to Section 2.A above, Sonder will pay to Marriott the Roll-Up Payments, including accrued interest (collectively, the “Repayment Amount”) on July 4, 2026. Any failure by Sonder to pay Marriott the Repayment Amount by such date or in accordance with Section 2.D. below will be a breach of the License Agreement and will become a Default if not cured in accordance with Section 18.2.B of the License Agreement.

D.         Changes to Polar Notes and the Polar Note Purchase Agreement. Until such time as (i) the Polar Notes have been fully repaid, and (ii) the Repayment Amount has been fully paid to Marriott, Sonder will notify Marriott in advance of any material changes to the terms of the Polar Notes, the Polar Note Purchase Agreement or of any material new financing arrangements for Sonder, any Sonder Party, or any Property.

E.        Comfort Letter. As a condition to Marriott executing this Amendment, Marriott and Alter Domus (US) LLC, as notes agent under the Polar Note Purchase Agreement (together with its successors and assigns, “New Lender”) will enter into a comfort letter in form and substance acceptable to Marriott that will detail the rights, duties, and obligations of New Lender and Marriott with respect to the License Agreement.

F.         Acceleration. Marriott will have the right to (i) require the immediate repayment of the Repayment Amount, and/or (ii) immediately terminate the Roll-Up Period, in each case upon the occurrence of an Event of Default (as defined in the Marriott Note).

3.            Sonder Representations. Sonder represents and warrants that all of the acknowledgments set forth in the License Agreement were true and correct in all material respects as of the time made and are true in all material respects as of the Amendment Date. Sonder further represents and warrants that it did not rely on, and neither Marriott nor any of its Affiliates has made, any promises, representations, warranties or agreements relating to the license or the Properties, unless contained in the License Agreement or this Amendment.

4.            Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. Delivery of an electronic signature or an executed signature page by electronic transmission is as effective as delivery of an original signed counterpart. Each party hereto waives any defenses to the enforceability of the terms of this Amendment based on the foregoing forms of signature.

5.            Right to Make Agreement. Marriott and Sonder each represents and warrants that the execution of this Amendment (i) will not result in a default under any agreement, commitment or restriction binding on the relevant party; and (ii) do not require any consent that has not been properly obtained by the relevant party. Sonder further represents that Sonder was required to, and did properly, obtain consent to Sonder’s entrance into this Amendment, the Marriott Note, the Polar Notes and the Polar Note Purchase Agreement from each of the parties listed in Exhibit B to this Amendment. Marriott and Sonder each represents that it has the right to perform its obligations under this Amendment and the License Agreement and covenants that it will continue to have such right throughout the Term.

6.            Amendment to License Agreement. This Amendment constitutes the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior understandings and writings with respect to such matters. Pursuant to Section 26.7 of the License Agreement, Marriott and Sonder hereby expressly state that this Amendment, together with any Exhibits attached hereto which are hereby made a part of this Amendment: (a) supplements, amends and modifies the License Agreement, and (b) shall be deemed part of the definition of Agreement (as defined in the License Agreement). The License Agreement, as modified hereby, remains in full force and effect. This Amendment shall be binding upon the successors and assigns of each of the parties hereto.

7.            Dispute Resolution. The governing law and dispute resolution provisions set forth in Section 23 and Section 24 of the License Agreement are incorporated herein by this reference and will apply as if such provisions are fully set forth herein.

8.            Severability. If any provision of this Amendment or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Amendment and the application of such provision to Persons and circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each provision shall be valid and enforceable to the fullest extent permitted by law. Any invalid or unenforceable provision shall be replaced with a provision that is valid and enforceable and most nearly reflects the original intent of the invalid or unenforceable provision.

9.            Release and Waiver.

A.       Release. Effective as of the date hereof, Sonder, the Covered Sonder Parties and their owners, officers, directors, and affiliates (the “Sonder Releasors”) for themselves and their successors and all other persons or entities acting on their behalf or claiming under any of them, release and forever discharge Marriott, its affiliates and subsidiaries, and their respective current and former officers, directors, shareholders, partners, employees, predecessors, successors, attorneys, agents, representatives, and assigns (the “Marriott Releasees”), from any and all suits, claims, controversies, rights, promises, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character, and description, in law or in equity, whether presently known or unknown, vested or contingent, suspected or unsuspected, which any Sonder Releasor now owns or holds or has at any time heretofore owned or held against any Marriott Releasee arising under, relating to, or in connection with the License Agreement and any related agreements, the relationship created thereby, or the Properties in any respect (collectively, the “Sonder Released Claims”). The Sonder Releasors, for themselves and their successors and assigns and all other persons or entities acting on their behalf or claiming under any of them, covenant not to bring any suit, action, or proceeding, or make any demand or claim of any type, against any Marriott Releasee relating to or in connection with any Sonder Released Claims. Nothing in this release shall affect Sonder’s right to make claims or bring an action for breach of this Amendment. Any of the Marriott Releasees may plead or assert the release and covenant not to sue in this Section 9.A. as a complete defense and bar to any claim brought against any of them in contravention of this Section 9.A. and, if any such claim is brought against any of them, Sonder shall indemnify, defend and hold harmless any such party from and against any such claim.

B.       Waiver.  THE SONDER RELEASORS, FOR THEMSELVES AND THEIR SUCCESSORS AND ALL OTHER PERSONS OR ENTITIES ACTING ON THEIR BEHALF OR CLAIMING UNDER ANY OF THEM, WAIVE ANY RIGHTS AND BENEFITS CONFERRED BY ANY APPLICABLE LAW WHICH WOULD INVALIDATE ALL OR ANY PORTION OF THE RELEASE CONTAINED HEREIN BECAUSE SUCH RELEASE EXTENDS TO CLAIMS WHICH THE SONDER RELEASORS DO NOT KNOW OR SUSPECT TO EXIST IN THEIR FAVOR AT THE TIME OF EXECUTION OF THIS AMENDMENT. THIS WAIVER EXPRESSLY INCLUDES ALL RIGHTS UNDER SECTION 1542 OF THE CIVIL CODE OF CALIFORNIA (“SECTION 1542”), WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Notwithstanding the provisions of Section 1542 or any similar law of any other state, the release contained in Section 9.A. hereof will constitute a full release with respect to the matters herein released.  Sonder, on behalf of itself and the Sonder Releasors, knowingly and voluntarily waives the provisions of Section 1542, and Sonder expressly acknowledges that it intends for the release to include, without limitation, to the fullest extent allowed by law, all claims unknown or unsuspected at the time of execution of this Amendment.

{Signatures Appear on Following Page}

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal effective as of the day and year first above written.

MARRIOTT:

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Timothy Grisius	(SEAL)
Name:	Timothy Grisius
Title:	Vice President

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GLOBAL HOSPITALITY LICENSING S.À R.L.

By:	/s/ Danny Haemhouts	(SEAL)
Name:	Danny Haemhouts
Title:	Manager

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SONDER:

SONDER HOLDINGS INC.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Chief Financial Officer

COVERED SONDER PARTIES:

SONDER USA INC.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

HOSPITALITE SONDER CANADA INC.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

SONDER HOSPITALITY UK LTD.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

SONDER NETHERLANDS B.V.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

SONDER HOSPITALITY SPAIN, S.L.U.

By:	/s/ Vanessa Barmack	(SEAL)
Name:	Vanessa Barmack
Title:	Director

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SONDER ITALY S.R.L.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

SONDER HOSPITALITY IRELAND LIMITED

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

SONDER FRANCE S.A.S.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

SONDER GERMANY GMBH

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

SONDER INTERNATIONAL HOLDINGS LTD.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

SONDER HOSPITALITY PORTUGAL, LDA

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

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SONDER HOLIDAY HOMES LLC

By:	/s/ Vanessa Barmack	(SEAL)
Name:	Vanessa Barmack
Title:	Director

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Director

SONDER TECHNOLOGY INC.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Chief Financial Officer

SONDER CANADA INC.

By:	/s/ Michael Hughes	(SEAL)
Name:	Michael Hughes
Title:	Chief Financial Officer

EXHIBIT A

ROLL-UP PAYMENTS

Roll-Up Payments
Royalty Fees
Program Services Contribution (including the Sales and Marketing Charge)
Loyalty Chargeout
Interest on late payments owed under Section 4.7 of the Agreement.

Non-Roll-Up Payments
Fees and costs for Mandatory Services
Trigger Fees
Amounts owed under Section 4.5 of the Agreement (Other Fees, Charges, and Costs)
Fees and costs for Optional Services
Travel Costs

EXHIBIT B

CONSENTS

Sonder’s Board of Directors